Exhibit 21

SUBSIDIARIES OF ANALOG DEVICES, INC.
As of October 30, 2021

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
9164-4187 Quebec Inc (dba "Amadis")	Canada
Acuitas Silicon Limited	Ireland
Ad Cooperative LLC	DE
AD Jersey International Unlimited	Jersey
AD Jersey Technology Unlimited	Jersey
ADI Micromachines, Inc.	DE
Analog Devices (China) Co. Ltd.	China
Analog Devices (Finland) OY	Finland
Analog Devices (Hangzhou) Co., Ltd.	China
Analog Devices (Phils.) Inc.	Philippines
Analog Devices (Shanghai) Co., Ltd.	China
Analog Devices A.B.	Sweden
Analog Devices A/S	Denmark
Analog Devices Australia Pty. Ltd.	Australia
Analog Devices Bermuda Ltd.	Bermuda
Analog Devices Canada, Ltd.	Canada
Analog Devices Cooperatief U.A.	Netherlands
Analog Devices Federal LLC	DE
Analog Devices Gen. Trias, Inc.	Philippines
Analog Devices Holdings, B.V.	Netherlands
Analog Devices India Private Limited	India
Analog Devices International Unlimited Company	Ireland
Analog Devices International, Inc.	MA
Analog Devices Israel, Ltd.	Israel
Analog Devices Korea, Ltd.	Korea, Republic Of
Analog Devices Limited	United Kingdom
Analog Devices Limited Egypt LLC	Egypt
Analog Devices LLC	DE
Analog Devices México, S. de R.L. de C.V.	Mexico
Analog Devices Mikroelektronik Sanayi Ve Ticaret Ltd.	Turkey
Analog Devices Nederland, B.V.	Netherlands
Analog Devices Norway AS	Norway
Analog Devices Pty. Ltd.	Australia
Analog Devices Realty Holdings, Inc.	Philippines
Analog Devices S.L.U.	Spain

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Analog Devices Sdn Bhd	Malaysia
Analog Devices SP. Z o.o.	Poland
Analog Devices Srl	Italy
Analog Devices Taiwan, Ltd.	Taiwan, Province Of China
Analog Devices, GmbH	Austria
Analog Devices, GmbH	Germany
Analog Devices, Inc.	MA
Analog Devices, K.K.	Japan
Analog Devices, SAS	France
Bedrock Automation Platforms, Inc.	Delaware
Calvatec Limited	England & Wales
Cambridge Analog Technologies, Inc.	Delaware
Electric Motors Test, S.L.	Spain
Hittite Microwave Holding LLC	DE
Hittite Microwave India Private Limited	India
Hittite Microwave LLC	DE
Hittite Microwave SARL	France
HMC Netherlands, C.V.	Netherlands
Icron Technologies Corporation	Canada
Innova Card	France
Innovasic, Inc.	DE
L&L Engineering, LLC	New Hampshire
Linear Technology (Israel) Ltd.	Israel
Linear Technology (U.K.) Limited	United Kingdom
Linear Technology Canada Corp.	Canada
Linear Technology Corporation Limited	Hong Kong
Linear Technology GK	Japan
Linear Technology Holding Company	DE
Linear Technology Holding LLC	DE
Linear Technology KK	Japan
Linear Technology PTE Ltd	Singapore
Linear Technology S.A.R.L.	France
Linear Technology Semiconductor India Private Limited	India
Linear Technology Taiwan Corporation	Taiwan, Province Of China
Lyric Semiconductor, Inc.	DE
Lyric Semiconductor, Inc.	DE
Magneto Corp.	DE
Maxim (I.P.) Enterprise Solutions Corporation	Philippines
Maxim Dallas (Shanghai) Semiconductor Trading Co. Ltd.	China

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Maxim Dallas (Shanghai) Semiconductor Trading Co., Ltd. Beijing Haidian Branch	China
Maxim Dallas (Shanghai) Semiconductor Trading Co., Ltd. Shenzhen Branch	China
Maxim France SARL	France
Maxim Gesellschaft fur elektronische integrierte Bausteine GmbH	Germany
Maxim Holding Company Ltd.	Cayman Islands
Maxim India Integrated Circuit Design Private Limited	India
Maxim Integrated Acquisition GmbH	Germany
Maxim Integrated GmbH	Austria
Maxim Integrated Products (Thailand) Co., Ltd.	Thailand
Maxim Integrated Products Asia Limited	Hong Kong
Maxim Integrated Products GmbH (Austria)	Austria
Maxim Integrated Products GmbH (Germany)	Germany
Maxim Integrated Products India Sales Private Limited	India
Maxim Integrated Products International Limited	Ireland
Maxim Integrated Products International Sales Ireland Ltd, Filial Sweden	Sweden
Maxim Integrated Products International Sales Japan GK	Japan
Maxim Integrated Products International Sales Limited	Ireland
Maxim Integrated Products International Sales Limited France Branch Office	France
Maxim Integrated Products International Sales Limited Italian Branch Office	Italy
Maxim Integrated Products International Sales Limited Singapore Branch	Singapore
Maxim Integrated Products International Sales Limited Türkiye Istanbul rtibat Bürosu	Turkey
Maxim Integrated Products International Sales Limited UK Branch Office	United Kingdom
Maxim Integrated Products International Sales Limited, Dublin (Ireland), Zurich Branch	Switzerland
Maxim Integrated Products International Sales Limited, Korean Branch	Korea, Republic Of
Maxim Integrated Products International Sales Limited, Philippines Branch Office	Philippines
Maxim Integrated Products International Sales Limited, Russian Sales Branch	Russian Federation
Maxim Integrated Products International Sales Limited, Taiwan Branch (Ireland)	Taiwan, Province Of China
Maxim Integrated Products Korea Inc.	Korea, Republic Of
Maxim Integrated Products UK Limited	England & Wales
Maxim Integrated Products UK Limited Italian Branch	Italy
Maxim Integrated Products, Inc.	Delaware
Maxim Integrated Products, Inc. Singapore Branch Office	Singapore
Maxim International Holding Inc.	Delaware
Maxim Island Holdings Corporation	British Columbia

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Maxim Japan Co., Ltd	Japan
Maxim Mikroelektronik Tasarim ve Gelistirme Ltd. Sti	Turkey
Maxim Phil. Holding Corporation	Philippines
Maxim Phil. Land, Corporation	Philippines
Maxim Phil. Operating Corporation	Philippines
Maxim Semiconductor Corporation (Taiwan)	Delaware
Maxim Semiconductor Corporation (Taiwan), Taiwan Branch	Taiwan, Province Of China
Maxim Technology Ltd.	Cayman Islands
Metroic Limited	United Kingdom
Mobilygen Corporation	California
Multigig, Inc.	DE
MXIM Circuits Design Shanghai Limited	China
Onetree Microdevices, Inc.	DE
Onetree Microdevices, Inc.	DE
Otosense Inc.	DE
Phyworks Limited	England & Wales
Ruwisch & Kollegen GmbH	Germany
Scintera Networks LLC	Delaware
Security Bank Corp. (trustee of Maxim EE Retirement Plan)	Philippines
Symeo GmbH	Germany
TagArray, Inc.	Delaware
Teridian Semiconductor Corporation	California
Teridian Semiconductor Holdings Corp.	Delaware
Teridian Semiconductor Intermediate Holding Corp.	Delaware
Trinamic Motion Control GmbH & Co. KG	Germany
Trinamic OÜ	Estonia
Trinamic Verwaltungsgesellschaft mbH ("Trinamic GmbH")	Germany
Trinamic, Inc.	Delaware
Volterra Asia Pte. Ltd.	Singapore
Volterra Semiconductor LLC	Delaware